Reg. S-K
Item 601
Exhibit 21

BERKSHIRE HATHAWAY INC.
Subsidiaries of Registrant (1)
December 31, 2004

Domicile or
State of
Company Name	Incorporation
Acme Brick Company	Delaware
Acme Building Brands, Inc.	Delaware
Albecca Inc.	Georgia
The Ben Bridge Corporation	Washington
Ben Bridge Jeweler, Inc.	Washington
Benjamin Moore & Co.	New Jersey
Benjamin Moore & Co., Limited	Canada
Berkadia LLC	Delaware
Berkshire Hathaway Credit Corporation	Nebraska
Berkshire Hathaway Finance Corporation	Delaware
Berkshire Hathaway International Insurance Ltd.	United Kingdom
Berkshire Hathaway Life Insurance Company of Nebraska	Nebraska
BHG Life Insurance Company	Nebraska
BHSF, Inc.	Delaware
BH Finance LLC	Nebraska
BH Shoe Holdings, Inc.	Delaware
Blue Chip Stamps	California
Borsheim Jewelry Company, Inc.	Nebraska
Campbell Hausfeld/Scott Fetzer Company	Delaware
Central States Indemnity Co. of Omaha	Nebraska
Central States of Omaha Companies, Inc.	Nebraska
Clayton Homes, Inc.	Delaware
CMH Homes, Inc.	Tennessee
CMH Manufacturing, Inc.	Tennessee
CMH Parks, Inc.	Tennessee
Cologne Reinsurance Company Ltd.	Ireland
Columbia Insurance Company	Nebraska
Continental Divide Insurance Company	Colorado
Cornhusker Casualty Company	Nebraska
CORT Business Services Corporation	Delaware
CTB International Corp.	Indiana
Cypress Insurance Company	California
Dexter Shoe Company	Maine
Europa Rückversicherung AG	Germany
Fairfield Insurance Company	Connecticut
Faraday Reinsurance Company Ltd.	United Kingdom
Faraday Underwriting Limited	United Kingdom
The Fechheimer Brothers Company	Delaware
FlightSafety International Inc.	New York
FlightSafety Services Corporation	Delaware
Fruit of the Loom, Inc.	Delaware
Garan, Incorporated	Virginia
GEICO Casualty Company	Maryland
GEICO Corporation	Delaware
GEICO General Insurance Company	Maryland
GEICO Indemnity Company	Maryland
GRD Corporation	Delaware
GRD Holdings Corporation	Delaware
Gen Re Intermediaries Corporation	New York
Gen Re Securities Holdings LLC	Delaware

Reg. S-K
Item 601
Exhibit 21

BERKSHIRE HATHAWAY INC.
Subsidiaries of Registrant (1)
December 31, 2004

Domicile or
State of
Company Name	Incorporation
General Re Life Corporation	Connecticut
General Re Reinsurance and Investment S.à r.l.	Luxembourg
General Re Corporation	Delaware
General Re Financial Products Corp.	Delaware
General Re Financial Products (Japan) Inc.	Delaware
General Re Securities	United Kingdom
General Re Services Corporation	Delaware
General Reinsurance Corporation	Delaware
General Star Indemnity Company	Connecticut
General Star National Insurance Company	Ohio
General Reinsurance Life Australia Ltd.	Australia
GeneralCologne Re Africa Ltd.	South Africa
GeneralCologne Re Rückversicherungs-AG, Wien	Austria
General Reinsurance UK Limited	United Kingdom
Genesis Indemnity Insurance Company	North Dakota
Genesis Insurance Company	Connecticut
Government Employees Insurance Company	Maryland
Helzberg’s Diamond Shops, Inc.	Missouri
H. H. Brown Shoe Company, Inc.	Delaware
Homemakers Plaza, Inc.	Iowa
International Dairy Queen, Inc.	Delaware
Johns Manville	Delaware
Johns Manville Corporation	Delaware
Johns Manville Slovakia A.S.	Slovakia
Jordan’s Furniture, Inc.	Massachusetts
Justin Brands, Inc.	Delaware
Justin Industries, Inc.	Texas
Kansas Bankers Surety Company	Kansas
Kölnische Rückversicherungs-Gesellschaft AG	Germany
Larson-Juhl US LLC	Georgia
Lowell Shoe, Inc.	New Hampshire
McLane Company, Inc.	Texas
McLane Foodservice, Inc.	Texas
MiTek, Inc.	Delaware
Mount Vernon Fire Insurance Company	Pennsylvania
National Fire & Marine Insurance Company	Nebraska
National Indemnity Company	Nebraska
National Indemnity Company of the South	Florida
National Indemnity Company of Mid-America	Iowa
National Liability and Fire Insurance Company	Connecticut
National Re Corporation	Delaware
National Reinsurance Corporation	Delaware
Nebraska Furniture Mart, Inc.	Nebraska
NetJets Inc.	Delaware
Oak River Insurance Company	Nebraska
OBH Inc.	Delaware
OCSAP, Ltd.	Maine
The Pampered Chef, Ltd.	Illinois
Precision Steel Warehouse, Inc.	Illinois
R.C. Willey Home Furnishings	Utah

Reg. S-K
Item 601
Exhibit 21

BERKSHIRE HATHAWAY INC.
Subsidiaries of Registrant (1)
December 31, 2004

Domicile or
State of
Company Name	Incorporation
Redwood Fire and Casualty Insurance Company	Nebraska
Schuller Gmb H	Germany
The Scott Fetzer Company	Delaware
Scott Fetzer Financial Group, Inc.	Delaware
See’s Candies, Inc.	California
See’s Candy Shops, Inc.	California
Shaw Contract Flooring Services, Inc.	Georgia
Shaw Industries Group, Inc.	Georgia
Star Furniture Company	Texas
Union Underwear Company, Inc.	Delaware
United States Liability Insurance Company	Pennsylvania
U.S. Investment Corporation	Pennsylvania
U.S. Underwriters Insurance Company	North Dakota
Vanderbilt Mortgage & Finance, Inc.	Tennessee
Wesco Financial Corporation	Delaware
Wesco-Financial Insurance Company	Nebraska
Wesco Holdings Midwest, Inc.	Nebraska
World Book/Scott Fetzer Company, Inc.	Nebraska
XTRA Corporation	Delaware

     (1) Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and Berkshire has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.